Exhibit 99.1

W HOLDING COMPANY, INC.
THE FINANCIAL HOLDING COMPANY OF
WESTERNBANK PUERTO RICO
REPORTS AN INCREASE OF 37.66% IN NET INCOME
FOR THE FIRST QUARTER ENDED MARCH 31, 2003

Mayagüez, Puerto Rico, April 21, 2003.    W HOLDING COMPANY, INC. (NYSE: “WHI”), the financial holding company of WESTERNBANK PUERTO RICO and WESTERNBANK INSURANCE CORP. reported today results for the first quarter ended March 31, 2003.

W HOLDING reported a net income of $24.6 million or $0.30 earnings per basic and diluted common share for the first quarter ended March 31, 2003, to a year-ago net income for the comparable quarter of $17.9 million or $0.23 (split adjusted) per basic and diluted common share, an increase of $6.7 million or 37.66%.

The return on common stockholders’ equity (ROCE) for the first quarter ended March 31, 2003, continue to be strong at 22.43%, compared to 27.67% for the same period in 2002. Such decrease is attributable to a stronger capital position as a result of the issuance of 6,095,000 shares of the Company’s common stock in August 2002, providing a net capital infusion of $97.9 million, when compared to the first quarter of 2002. The return on assets (ROA) for the quarter ended March 31, 2003, was 1.16%, up from 1.13% for the same quarter in 2002. W HOLDING achieved this strong ROA notwithstanding the continued increase in total assets that the Company attained during the first quarter.

As of March 31, 2003, driven by strong increases in the loan and investment portfolios, total assets ended at $8.9 billion. Total assets grew $645.5 million or 7.87%, up from $8.2 billion as of December 31, 2002. The investment portfolio increased $412.2 million or 9.85%, from $4.2 billion as of December 31, 2002, to $4.6 billion as of March 31, 2003. Loans receivable-net, grew by $218.0 million, resulting from the Company continued strategy of growing its loan portfolio through commercial real estate, asset-based and construction lending, as well as its consumer loan portfolio.

On a year to year basis, total assets grew $2.1 billion or 31.32% from $6.7 billion at March 31, 2002. The investment portfolio increased $1.1 billion or 29.00%, from $3.5 billion as of March 31, 2002, to $4.6 billion as of March 31, 2003, while loans receivable-net, grew by $1.0 billion or 34.55% for the same period.

Stockholders’ equity increased to $595.3 million as of March 31, 2003, compared to $584.7 million as of December 31, 2002. Such increase resulted from the net income of $24.6 million generated during the quarter ended March 31, 2003, partially offset by dividends paid during the quarter of $4.3 and $4.1 million on our common and preferred stock, respectively and an increase of $5.9 million in other comprehensive loss. The period-end number of common shares outstanding increased from 68,346,306 as of December 31, 2002 to 68,370,436 as of March 31, 2003, as a result of the conversion of certain non-cumulative convertible preferred stock, 1998 Series A.

Net Interest Income

Net interest income for the first quarter ended March 31, 2003 was $49.2 million, an increase of $12.3 million, or 33.31%, from $36.9 million for the same period of last year. Such increase was primarily due to an increase of $106.0 million or 26.43% in net interest-earning assets for the quarter ended March 31, 2003, when compared to same quarter in prior year.

Average interest-earning assets for the first quarter of 2003 increased by $1.8 billion, against the comparable quarter in the previous year, primarily driven by a rise in the average loan portfolio of $929.5 million, particularly a very diversified growth from all lines of loans and an increase of $856.0 million in the average investment portfolio, mainly U.S. Government and agencies obligations and mortgage-backed securities. Notwithstanding, average yields between both quarter decreased from 5.68% for the three months ended March 31, 2002 to 5.16% for the comparable period of 2003. The fluctuation on average yields was primarily due to a drop in market interest rates affecting our loan repricing, primarily our commercial loan portfolio with floating rates and reinvestment rates on matured, called and purchased securities.

The impact of the strong growth in average interest-earning assets for the first quarter ended March 31, 2003, was in part offset by an increase in the average interest-bearing liabilities of $1.7 billion or 28.31% from the year ago average. In order to offset such increase, we managed our liability costs carefully, decreasing the overall cost of rates paid from 3.54% to 2.88% between both periods, while continuing to offer competitive rates. Interest-bearing deposits grew in average by $1.0 billion, while other borrowings in average (mainly securities sold under agreements to repurchase) rose by $661.5 million.

Net Interest Margin

Our net interest margin during the first quarter of 2003 increased 10 basis points to 2.46% from 2.36% in the first quarter of 2002. Further, on a linked quarter comparison to the three months ended December 31, 2002, our net interest margin also increased 8 basis points from 2.38% in the fourth quarter of 2002 to 2.46% in the first quarter in 2003. We were able to achieve both increases in spite of industry wide interest margin compression pressures. Although our average yield on earning assets decreased during this quarter, we managed carefully our liability costs to more than offset the effect of such reduction.

Under a flat interest rate scenario for the remaining three quarters of year 2003, based on our asset and liability composition as of March 31, 2003, we estimate our net interest margin will increase slightly to within a range of 2.49% to 2.56% during said period. However, assuming an instantaneous 50 basis points decrease in the fed funds rate, we

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estimate our net interest margin will fall slightly to within a range of 2.33% to 2.46% during said period. On the contrary, assuming a 50 basis points increase in the fed funds rate, we estimate our net interest margin will rise slightly to within a range of 2.44% to 2.59% during such period. The lower and higher values of such ranges meaning the lowest and highest net interest margin for any remaining quarter within the year 2003.

Attached as Exhibits IIIa and IIIb are supplemental unaudited data schedules providing additional information on the net interest margin including average balances and average rates for both interest-earning assets and interest-bearing liabilities, as well as changes in volumes and rates for the periods presented.

Other Operating Income

Other operating income, excluding derivative transactions and sales and valuation of loans, securities and other assets, was also very strong growing $815,000 or 15.43% during the three-months ended March 31, 2003, when compared to the similar period in prior year. Such increase was primarily driven by higher activity associated with service charges on deposit accounts and other fees as a result of the Company’s continued strategy to diversify and increase its fee income, increases in insurance commissions earned by Westernbank Insurance Corp., fees generated by our asset-based lending operation as well as strong increases in other areas resulting from the Company’s overall growing volume of business. This increase in other operating income was however offset by a net loss on sales and valuation of loans, securities and other assets of $1.4 million during the three months ended March 31, 2003, when compared to the year ago quarter. This increase resulted from a write-down of certain investments held to maturity (collateralized bond obligations), which management believes are other than temporarily impaired, in accordance with applicable accounting pronouncements. In connection with such write-down, management also, as permitted by such accounting pronouncements, reassessed its intent to hold such investments to maturity with an adjusted carrying value of $13.6 million and reclassified them as available for sale as of March 31, 2003. The net effect of the above-mentioned factors, in addition to an increase of $150,000 in unrealized gain on derivative instruments, resulted in a net decrease in total other operating income of $449,000 or 8.01% for the quarter ended March 31, 2003, when compared to same quarter in year 2002.

Operating Expenses

Total operating expenses increased $2.4 million or 14.60% for the three months ended March 31, 2003, when compared to same quarter in 2002. Salaries and employees’ benefits accounted for the majority of such increase, rising $2.0 million or 32.06% for the first quarter of year 2003, when compared to the corresponding period in 2002. Such increase is attributed to the continued expansion of the Company, including increases in personnel, normal salary increases and related employees’ benefits. At March 31, 2003, the Company had 1,068 full-time employees, including its executive officers, an increase of 187 employees or 21.22%, when compared to the same period in prior year. New personnel and additional infrastructure were added to support the continued expansion of

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the Company, largely with the inception of Westernbank’s new division, Expresso of Westernbank in July 2002, which accounted for 126 new employees between both periods. In addition, effective January 1, 2003, the Company changed the method of accounting for employee stock options from the intrinsic value method to the fair value method in accordance with Statement of Financial Accounting Standard No. 148. The effect of implementing this Statement on W Holding results of operations was an increase in salary expense in the amount of $265,000 for the quarter ended March 31, 2003.

Other operating expenses, as a group, excluding salaries and employees’ benefits, increased $417,000 or 4.00% for the first quarter of 2003 against the comparable quarter of 2002, resulting mostly from increases in occupancy, printing, postage, stationery and supplies, and other expenses, primarily associated to the new Expresso Division, launched in July 2002, as well as the inherent costs associated with the additional investment in technology and general infrastructure to sustain and coordinate the Company’s expansion in all of its business areas.

The Company continued its strict cost control measures, maintaining operating expenses at adequate levels, further evidenced by its outstanding and world-class efficiency ratio of 34.73% achieved for the first quarter of year 2003, when compared to 39.72% for the same period in prior year, well below management’s long term target of 40% to 42%. W HOLDING is committed to constantly improve and maintain operating expenses at adequate levels, further improving its lean, effective and highly productive operation.

Asset Quality

W Holding asset quality continues to be the strongest within its peer group, as measured by our reserves to total loans, non-performing loans as a percentage of total loans and net-charge-offs to average loans. Also, credit quality overall continues to be very strong in spite of the present economic environment reflecting the Company’s aggressive market penetration but conservative underwriting, being essentially a secured lender with 83.00% of W Holding loan portfolio as of March 31, 2002 secured by real estate. The consumer loan portfolio had a total delinquency ratio, including the categories of 60 days and over, of 1.06% at March 31, 2003, when compared to 1.49% for the comparable prior year. The commercial loan portfolio had a total delinquency ratio, including the categories of 60 days and over of 0.72% (less than 1%); when compared to 0.61% reported for the year ago period, already very strong ratios by any standard.

The provision for possible loan losses amounted to $6.2 million during the quarter ended March 31, 2003, up from $3.6 million for the same period in the previous year, an increase of $2.6 million or 71.85%. The allowance for possible loan losses amounted to $51.4 million as of March 31, 2003. The increase in the provision for loan losses is attributed to management’s policy of establishing adequate and conservative reserves, principally taking into consideration the overall strong growth in the Company’s loan portfolio and particularly those of Westernbank’s newest Divisions; Westernbank Business Credit, a division specializing in asset-based lending; and the Expresso of Westernbank, which specializes in small, unsecured consumer loans up to $15,000 and collateralized

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consumer loans up to $75,000. Westernbank Business Credit loan portfolio grew to $555.5 million as of March 31, 2003, an increase of $122.9 million or 28.41%, when compared to December 31, 2002 or an increase of $296.5 million or 114.48% when compared to March 31, 2002. The Expresso of Westernbank loan portfolio grew by $21.8 million from $116.4 million at December 31, 2002 or 18.73% to $138.2 million at March 31, 2003, net of repayments. This division began operations in July 2002. As a result of such increase in both portfolios and the overall growth in general in the loan portfolio, the provision for loan losses for Westernbank Business Credit and Expresso of Westernbank divisions amounted to $692,000 and $1.5 million, respectively, for the first quarter ended March 31, 2003, contributing to the increase of $2.6 million in the provision for loan losses between both periods. The average yields of Westernbank Business Credit and the Expresso of Westernbank loan portfolios were 5.03% and 19.02%, respectively, for the first quarter ended March 31, 2003.

Non-performing loans stand at $25.7 million or .64% (less than 1%) of the Company’s loan portfolio as of March 31, 2003, slightly up from .51% or an increase of $6.3 million, from $19.4 million as of December 31, 2002. Excluding real estate loans, these ratios were 0.05% and 0.02% respectively as of the same periods. The increase primarily comes from the Company’s commercial and regular consumer loan portfolios. Non-performing loans in the commercial loan portfolio increased by $4.0 million, when compared to December 31, 2002. This increase is mostly attributed to three loans with principal balances of $1.6 million, $589,000 and $525,000, all of which are collateralized by real estate. At March 31, 2003, one loan with an outstanding balance of $1.6 million required a specific valuation allowance of $770,000. Total non-performing loans in the regular consumer loan portfolio (excluding the Expresso of Westernbank loan portfolio) grew by $1.6 million, when compared to December 31, 2002. Such increase was specifically due to consumer loans past due (over 90 days) which are fully collateralized by real estate properties. As of March 31, 2003, the allowance for possible loan losses was 200.49% (excluding real estate loans 2,849.19%) of total non-performing loans (reserve coverage).

Net charge-offs in the first quarter of 2003 were $1.9 million or 0.19% of average loans, compared to $657,000 or .09% of average loans for the same period in 2002 or .19% for the year ended December 31, 2002, all ratios significantly lower than industry averages. Such increase was primarily due to loans charged-off on our consumer loan portfolio in the amount of $1.2 million. Loans charged-off associated to the Expresso of Westernbank Division amounted to $804,000 or 2.58% on an annualized basis to average Expresso loans as of March 31, 2003. Delinquencies on the Expresso of Westernbank division loan portfolio at March 31, 2003, were 0.87% (less than 1%) including the categories of 60 days and over, well below our estimate. This ratio may increase prospectively, as this portfolio matures, to a rate within our estimate and current loan loss reserves. For the quarter ended March 31, 2003, there were no charge-offs related to Westernbank Business Credit loan portfolio.

Total Investments, Loans and Deposits

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In line with the Company’s long-standing policy of spreading risk, W Holding has continuously maintained a diversified asset base almost 50/50 between investments and lending. The investment portfolio stands at $4.6 billion as of March 31, 2003, growing $412.2 million or 9.85% in comparison to December 31, 2002. Such growth was primarily focused on securities guaranteed by the United States Government and mortgage backed securities, both accounting for 69.64% and 17.77%, respectively, of our investment portfolio as of March 31, 2003. The investment portfolio as of March 31, 2003, had an average contractual maturity of 66 months. The Company’s interest rate risk model, takes into consideration the callable feature of certain investment securities. Given the present interest rate scenario, and taking into consideration the callable features of these securities, the investment portfolio as of March 31, 2003, had a remaining average maturity of six (6) months. However, no assurance can be given that such levels will be maintained in future periods.

W Holding loans-net, grew 5.81% when compared to December 31, 2002, and 34.55% on a year to year basis, emphasizing the Company’s main target of continued growth in its loan portfolio through commercial real estate, asset-based, unsecured business and construction lending, as well as its consumer loan portfolios. As a result, the portfolio of real estate loans secured by first mortgages, increased from $2.2 billion as of March 31, 2002, to $2.7 billion as of December 31, 2002, further increasing to $2.8 billion as of March 31, 2003, an increase of $437.6 million or 19.57% and $149.6 million or 5.60%, respectively. Commercial real estate loans secured by first mortgages increased from $1.6 billion as of December 31, 2002, to $1.8 billion as of March 31, 2003, an increase of $171 million or 10.36%. On a year to year basis commercial real estate loans grew by $551.2 million or 43.45%. Commercial real estate loan secured by first mortgage stood at $1.3 billion at March 31, 2002. Other loans portfolio, including commercial loans not collateralized by real estate, consumer loans (including the Expresso of Westernbank loans portfolio), loans on deposits and credit cards, increased from $758.0 million as of March 31, 2002, to $1.1 billion as of December 31, 2002, further increasing to $1.2 billion as of March 31, 2003, an increase of $370.1 million or 48.84% and $73.0 million or 6.45%, respectively. Such increases were primarily driven by increases in Westernbank Business Credit loan portfolio, in addition to loans originated by the Expresso of Westernbank division since its inception in July 2002, both in line with the Company continued strategy of growing its loan portfolio through commercial real estate, asset-based, unsecured business and construction lending, as well as its consumer loan portfolios. Attached as Exhibit IV is a supplemental unaudited data schedule providing additional information in regards to W Holding loan portfolio.

As of March 31, 2003, total deposits reached $4.5 billion, from $4.3 billion as of December 31, 2002, representing a growth of 5.52%, while securities sold under agreements to repurchase increased to $3.5 billion from $3.1 billion in 2002, a growth of 13.00%, both increases in order to fund W Holding strong loans growth of 5.80% and investments growth of 9.85% or total asset growth of 7.87% from December 31, 2002.

Commenting on the results of the Company, Frank C. Stipes, Esq., Chairman of the Board, President and Chief Executive Officer, stated: “Different from many other financial institutions, the excellent results achieved during the quarter, are not the product of non-

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recurring gains, sales of securities, or other non-recurring activities but of strong recurring operations. These profits were pure operational and a consequence of the Company’s day in day out in core banking activities and its diversification into other financial activities such as the Trust Division, the asset-based lending division and insurance operations, all of which position W Holding as Puerto Rico’s strongest and most respected financial powerhouse”.

Mr. Stipes further stated: “Throughout 2003 we expect W HOLDING to become stronger, more productive, and better capitalized than ever before. The Company will strengthen its efforts in its never-ending quest for absolute excellence in quality assets, low delinquencies, and overall returns. However, these efficiencies are necessary without sacrificing effectiveness to adequately cope with the shrinking of spreads the market is experiencing due to the lower yield environment and stagnant returns on productive assets as a consequence of Puerto Rico’s oversaturated financial market.”

Mr. Stipes warned however that “forward-looking statements with respect to future financial condition, results of operations and businesses of the Company are always subject to various risk and market factors out of management’s control which could cause future results to differ materially from current management expectations or estimates and as such should be understood, and not taken as carved in stone. Such factors include particularly, but are not limited; to the possibility of prolonged adverse economic conditions or that an adverse interest rate environment could develop.”

Westernbank Puerto Rico, a wholly-owned subsidiary of W HOLDING COMPANY, INC., is the third largest locally controlled banking entity headquartered in Puerto Rico, in term of total assets operating throughout Puerto Rico through 51 full fledged branches, including 33 in the Southwestern region of Puerto Rico, 7 in the Northeastern region, and 11 at the San Juan Metropolitan area of Puerto Rico. W HOLDING COMPANY, INC. also owns Westernbank Insurance Corp., a general insurance agent placing property, casualty, life and disability insurance, whose results of operations and financial condition are reported on a consolidated basis.

For further information contact: Frank C. Stipes, Esq., Chief Executive Officer or Freddy Maldonado, Chief Financial Officer of the Company at (787) 834-8000; Internet web site : www.wholding.com.

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W HOLDING COMPANY, INC	EXHIBIT I
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	For The Three Months Ended

	March 31, 2003	March 31, 2002

	(Dollars in thousands, except per share data)
Income Statement Data
Interest income:
Loans, including loan fees	$63,418	$50,281
Investment securities	28,584	27,350
Mortgage-backed securities	8,746	9,870
Money market instruments	2,600	1,187

Total interest income	103,348	88,688

Interest expense:
Deposits	29,497	26,899
Securities sold under agreements to repurchase	23,134	22,909
Advances from FHLB	1,529	1,529
Term notes	—	455

Total interest expense	54,160	51,792

Net interest income	49,188	36,896
Provision for loan losses	6,228	3,624

Net interest income after provision for loan losses	42,960	33,272

Other income (loss):
Service charges on deposit accounts and other fees	6,097	5,282
Unrealized gain on derivative instruments	498	348
Net loss on sales and valuation of loans,
securities, and other assets	(1,443)	(29)

Total other income, net	5,152	5,601

Total net interest income and other income	48,112	38,873

Operating expenses:
Salaries and employees’ benefits	8,355	6,327
Equipment	2,116	2,232
Occupancy	1,669	1,349
Advertising	1,229	1,392
Printing, postage, stationery, and supplies	932	683
Telephone	571	501
Other	4,327	4,270

Total operating expenses	19,199	16,754
Income before provision for income taxes	28,913	22,119
Provision for income taxes	4,283	4,227

Net income	$24,630	$17,892

Net income attributable to common stockholders	$20,565	$14,565

Basic earnings per common share	$0.30	$0.23	(1)

Diluted earnings per common share	$0.30	$0.23	(1)

Cash dividends declared per common share (2)	$0.06	$0.05	(1)

Period end number of common shares outstanding	68,370,436	62,250,000	(1)

Weighted average number of common shares outstanding	68,348,653	62,250,000	(1)

Weighted average number of common shares outstanding on a fully diluted basis	71,404,941	62,771,783	(1)

Cash dividends declared on common shares	$4,329	$3,320

Preferred stock dividends	$4,065	$3,327

(1)	Adjusted to reflect the three-for-two stock split in the form of a stock dividend on our common stock declared on June 17, 2002 and distributed on July 10, 2002.

(2)	Cash dividend amounts in the table are rounded.

W HOLDING COMPANY, INC. FINANCIAL HIGHLIGHTS (UNAUDITED)	EXHIBIT II

Balance Sheet Data	March 31, 2003	December 31, 2002	March 31, 2002

	(In thousands)
At Period End
Cash and due from banks	$77,154	$76,080	$50,738
Securities purchased under agreements to resell	170,027	261,847	122,426
Fed funds sold	197,700	197,300	33,000
Interest-bearing deposits in banks	22,784	17,459	31,097
Trading securities, at fair value	—	—	90
Investment securities available for sale, at fair value	97,940	160,887	735,131
Investment securities held to maturity at amortized cost	4,065,803	3,501,057	2,599,617
FHLB stock, at cost	39,807	43,322	39,663
Loans receivable, net	3,972,405	3,754,357	2,952,446
Mortgage loans held for sale at fair value	4,423	7,446	3,568
Accrued interest receivable	45,581	46,653	48,280
Premises and equipment	95,594	96,209	89,624
Other assets	61,426	42,460	33,695

Total Assets	$8,850,644	$8,205,077	$6,739,375

Deposits	$4,536,091	$4,298,744	$3,377,810
Securities sold under agreements to repurchase	3,499,933	3,097,341	2,699,695
Advances from FHLB	120,000	120,000	120,000
Term notes	—	—	43,000
Mortgage note	37,724	37,822	38,062
Other liabilities	61,560	66,422	66,611

Total Liabilities	8,255,308	7,620,329	6,345,178

Stockholders’ equity	595,336	584,748	394,197

Total Liabilities and Stockholders’ Equity	$8,850,644	$8,205,077	$6,739,375

	Quarterly Averages (1)

Average Balances	March 31, 2003	March 31, 2002

	(In thousands)
Cash and due from banks	$76,617	$56,576
Securities purchased under agreements to resell	215,937	129,261
Fed funds sold	197,500	26,518
Interest-bearing deposits in banks	20,121	28,655
Trading securities	—	2,349
Investment securities available for sale	129,414	508,406
Investment securities held to maturity	3,783,430	2,484,696
FHLB stock	41,564	39,056
Loans receivable, net	3,863,381	2,895,425
Mortgage loans held for sale at fair value	5,935	4,410
Accrued interest receivable	46,117	40,550
Premises and equipment	95,902	65,149
Other assets	51,943	32,733

Total Assets	$8,527,861	$6,313,784

Deposits	$4,417,418	$3,305,861
Securities sold under agreements to repurchase	3,298,637	2,379,671
Advances from FHLB	120,000	120,000
Term notes	—	43,000
Mortgage note	37,773	19,031
Other liabilities	63,991	55,168

Total Liabilities	7,937,819	5,922,731

Stockholders’ equity	590,042	391,053

Total Liabilities and Stockholders’ Equity	$8,527,861	$6,313,784

(1)	Averages have been computed using beginning and period-end balances.

W HOLDING COMPANY, INC. YIELDS EARNED AND RATES PAID THREE MONTHS ENDED MARCH 31, (UNAUDITED)	EXHIBIT III a

	2003				2002

	Interest	Average balance	(1)	Average Yield/Rate	Interest	Average balance	(1)	Average Yield/Rate

	(Dollars in Thousands)
Normal spread:
Interest-earning assets:
Loans, including loan fees (2)	$63,418	$3,879,192		6.63%	$50,281	$2,949,710		6.91%
Mortgage and asset- backed securities (3)	8,746	809,023		4.38%	9,870	751,039		5.34%
Investment securities (4)	28,584	2,973,453		3.90%	27,350	2,405,802		4.61%
Money market instruments	2,600	457,773		2.30%	1,187	227,443		2.12%

Total	103,348	8,119,441		5.16%	88,688	6,333,994		5.68%

Interest-bearing liabilities:
Deposits	29,497	4,337,684		2.76%	26,899	3,319,721		3.29%
Securities sold under agreements to repurchase	23,134	3,154,865		2.97%	22,909	2,450,354		3.79%
Term notes	—	—		—	455	43,000		4.29%
Advances from FHLB	1,529	120,000		5.17%	1,529	120,000		5.17%

Total	54,160	7,612,549		2.88%	51,792	5,933,075		3.54%

Net interest income	$49,188				$36,896

Interest rate spread				2.28%				2.14%

Net interest-earning assets		$506,892				$400,919

Net yield on interest-earning assets (5)				2.46%				2.36%

Interest-earning assets to interest-bearing liabilities ratio		106.66%				106.76%

Tax equivalent spread:
Interest-earning assets	$103,348	$8,119,441		5.16%	$88,688	$6,333,994		5.68%
Tax equivalent adjustment	6,859	—		0.34%	4,399	—		0.28%

Interest-earning assets - tax equivalent	110,207	8,119,441		5.50%	93,087	6,333,994		5.96%

Interest-bearing liabilities	54,160	7,612,549		2.89%	51,792	5,933,775		3.54%

Net interest income	$56,047				$41,295

Interest rate spread				2.62%				2.42%

Net yield on interest - earning assets (5)				2.80%				2.64%

(1)	Average balance on interest-earning assets and interest-bearing liabilities is computed using daily monthly average balances during the periods.

(2)	Includes loans held for sale. Average loans exclude non-performing loans. Loans fees amounted to $1.2 million and $958,000 for the three-months ended March 31, 2003 and 2002, respectively.

(3)	Includes mortgage-backed securities available for sale and for trading purposes.

(4)	Includes trading account securities and investments available for sale.

(5)	Net interest income divided by average interest-earning assets.

W HOLDING COMPANY, INC. CHANGES IN YIELDS EARNED AND RATES PAID (UNAUDITED)	EXHIBIT III b

	Three months ended March 31,

	2003 vs. 2002

	Volume	Rate	Total

	(In thousands)
Interest income:
Loans (1)	$15,099	$(1,962)	$13,137
Mortgage and asset-backed securities (2)	868	(1,992)	(1,124)
Investment securities (3)	3,599	(2,365)	1,234
Money market instruments	1,318	95	1,413

Total increase (decrease) in interest income	20,884	(6,224)	14,660

Interest expense:
Deposits	5,461	(2,863)	2,598
Securities sold under agreements to repurchase	900	(675)	225
Advances from FHLB	—	—	—
Term notes	(455)	—	(455)

Total increase (decrease) in interest expense	5,906	(3,538)	2,368

Increase (decrease) in net interest income	$14,978	$(2,686)	$12,292

(1)	Includes loans held for sale.

(2)	Includes mortgage-backed securities available for sale and trading securities.

(3)	Includes investments available for sale.

W HOLDING COMPANY, INC. LOAN RECEIVABLE-NET (UNAUDITED)	EXHIBIT IV

	March 31,	December 31,	March 31,
	2003	2002	2002

	(In thousands)
REAL ESTATE LOANS SECURED BY FIRST MORTGAGES:
Commercial real estate	$1,819,865	$1,648,994	$1,268,666
Conventional:
One-to-four family residences	795,345	827,902	810,166
Other properties	2,720	2,447	2,624
Construction and land acquisition	195,096	186,208	145,066
Insured or guaranteed — Federal Housing Administration, Veterans Administration, and others	23,541	17,201	17,633

Total	2,836,567	2,682,752	2,244,155

Plus (less):
Undisbursed portion of loans in process	(4,716)	(4,942)	(4,790)
Premium on loans purchased — net	1,373	1,485	1,904
Deferred loan fees — net	(9,975)	(5,624)	(5,190)

Total	(13,318)	(9,081)	(8,076)

Real estate loans — net	2,823,249	2,673,671	2,236,079

OTHER LOANS:
Commercial loans	429,053	382,416	267,465
Loans on deposits	32,099	32,803	33,238
Credit cards	56,414	56,658	61,358
Consumer loans	684,391	655,713	393,174
Plus (less):
Premium on loans purchased — net	2,989	3,225	3,933
Deferred loan fees — net and unearned interest	(4,336)	(3,015)	(1,470)

Other loans — net	1,200,610	1,127,800	757,698

TOTAL LOANS	4,023,859	3,801,471	2,993,777
ALLOWANCE FOR LOAN LOSSES	(51,454)	(47,114)	(41,331)

LOANS — NET	$3,972,405	$3,754,357	$2,952,446

W HOLDING COMPANY, INC. NON-PERFORMING LOANS AND FORECLOSED REAL ESTATE HELD FOR SALE (UNAUDITED)	EXHIBIT V

	March 31, 2003	December 31, 2002	March 31, 2002

	(Dollars in thousands)
Residential real estate mortgage and construction loans	$2,220	$2,026	$2,674
Commercial, industrial and agricultural loans	17,503	13,567	8,008
Consumer loans	5,940	3,812	4,997

Total non-performing loans	25,663	19,405	15,679
Foreclosed real estate held for sale	3,490	3,679	3,013

Total non-performing loans and foreclosed real estate held for sale	$29,153	$23,084	$18,692

Interest which could have been recorded if the loans had not been classified as non-performing	$1,602	$1,102	$1,356

Interest recorded on non-performing loans	$82	$775	$31

Total non-performing loans as a percentage of loans receivable	0.64%	0.51%	0.53%

Total non-performing loans and foreclosed real estate held for sale as a percentage of total assets (2)	0.33%	0.28%	0.28%

(1)	Computed using end of period loans.

(2)	Computed using end of period assets.

W HOLDING COMPANY, INC. CHANGE IN ALLOWANCE FOR LOAN LOSSES (UNAUDITED)	EXHIBIT VI

	March 31, 2003		December 31, 2002		March 31, 2002

	(Dollars in thousands)
Balance, beginning of year	$47,114		$38,364		$38,364
Loans charged-off:
Consumer loans	1,970	(1)	4,576	(1)	780
Commercial, industrial and agricultural loans	161		3,389	(2,3)	161
Real estate-mortgage and construction loans	63		—		—

Total loans charged-off	2,194		7,965		941

Recoveries of loans previously charged-off:
Consumer loans	130		858		151
Commercial, industrial and agricultural loans	86		584		130
Real estate-mortgage and construction loans	90		190		3

Total recoveries of loans previously charged-off	306		1,632		284

Net loans charged-off	1,888		6,333		657
Provision for loan losses	6,228		15,083		3,624

Balance, end of period	$51,454		$47,114		$41,331

Ratios:
Allowance for loan losses to total end of period loans	1.28%		1.24%		1.38%
Provision for loan losses to net loans charged-off	329.87%		238.17%		551.60%
Recoveries of loans to loans charged-off in previous period	15.32	%(4)	23.19%		16.15	%(4)
Net loans charged-off to average loans (5)	0.19	%(4)	0.19%		0.09	%(4)
Allowance for loan losses to non-performing loans	200.49%		242.80%		263.60%

(1)	Includes $804,000 or 2.58% on an annualized basis of the Expresso of Westernbank loans charged-offs for the three months quarter ended March 31, 2003. Expresso of Westernbank began operations in July 2002.

(2)	Includes $505,000 of Westernbank Business Credit division, consisting of one loan originally acquired in the purchased loan portfolio from Congress Credit Corporation, a subsidiary of First Union National Bank N.A in June 15, 2001. This loan was fully reserved at the acquisition date.

(3)	Includes $1,100,000, consisting of one loan fully collateralized by real estate and charged-off for regulatory purposes.

(4)	Net loans charged-offs ratios are annualized for comparison purposes.

(5)	Average loans were computed using beginning and ending balances.

W HOLDING COMPANY, INC. SELECTED FINANCIAL RATIOS (UNAUDITED)	EXHIBIT VII

	Three months ended
	March 31,		December 31,
	2003	2002	2002

	(Dollars in thousands, except share data)
Per share data:
Dividend payout ratio	21.05%	22.80%	19.46%
Book value per common share	$5.44	$5.15	$5.28
Preferred stock outstanding at end of period	8,926,829	7,200,000	8,942,999
Preferred stock equity at end of period	$223,171	$180,500	$223,575
Performance ratios:
Return on average assets (1)	1.16%	1.13%	1.22%
Return on average common stockholders’ equity (1)	22.43%	27.67%	25.39%
Efficiency ratio	34.73%	39.72%	39.15%
Operating expenses to end-of-period assets	0.86%	0.99%	0.90%
Capital ratios:
Total capital to risk-weighted assets	13.62%	11.90%	13.83%
Tier I capital to risk-weighted assets	12.69%	10.90%	12.93%
Tier I capital to average assets	7.21%	6.19%	7.21%
Equity-to-assets ratio	6.92%	6.19%	6.90%
Other selected data:
Branch offices	51	35	50
Number of employees	1,068	881	1,031

(1)	The return on average assets is computed by dividing net income by average total assets for the period. The return on average common stockholders’ equity is computed by dividing net income less preferred stock dividends by average common stockholders’ equity.